DAIRY QUEEN OPERATING AGREEMENT

                        "DAIRY QUEEN" OPERATING AGREEMENT

This Agreement entered into this 30th day of October, 1985, by and between Interstate Dairy Queen Corporation of the city of Atlanta, county of Dekalb, and state of Georgia, herinafter referred to as "Licensor" and McClure Investments of the city of Albuquerque county of Bernalillo, and State of New Mexico herein after referred to as "Licensee":

     WHEREAS, Licensor is the exclusive licensee of American Dairy. Queen Corporation in certain geographical areas including the territory hereinafter defined of the right to use, license and permit others to use the "Dairy Queen" trademark, service mark and trade name which has been registered in the United States Patent Office, in each state of the union and in foreign countries as well as those trademarks and service marks (hereinafter collectively referred to as "Trademarks"), a list of which is attached hereto and made a part hereof as Appendix A; and

     WHEREAS, Licensor and its predecessors in interest acting under said exclusive license instituted, developed, promoted, and established the "Dairy Queen" franchise business and system in the aforesaid territory which consists of the sale of dairy products, food products, beverages and other products and services under said trademarks and utilizing in connection therewith certain types of facilities, equipment, supplies, ingredients, merchandising and business techniques and methods together with advertising and promotion programs developed from time to time; and

     WHEREAS, it is the purpose of Licensor to provide to Licensee in a retail store outlet an organization to control and make uniform the operation of facilities and equipment together with the quality of products, the use and protection of the trademarks and-to make available uniform and approved equipment, supplies, ingredients, merchandising and business techniques and the advertising and promotional programs of American Dairy Queen Corporation, and

     WHEREAS, Licensee desires to engage in the "Dairy Queen" business and system and to enter into this operating Agreement subject to the conditions and controls herein prescribed for the purpose of offering to the public products and services of uniformly high quality and standards to the end of protecting the interests of Licensee, of Licensor, of American Dairy Queen Corporation and all other persons engaged in said business.

     WHEREAS, it is the intent of both Licensor and Licensee to preserve within the context of a "Dairy Queen" retail store continuing consumer confidence in the reliability and quality of all products sold under any of the Trademarks, and, each party desires that all products sold under any of the Trademarks, consistently conform to the highest expectations of consumers of such products, and, whereas, by this Agreement the parties contemplate that Licensee's store, in addition to the normal "Dairy Queen" food and beverage products may also sell Permitted Products, as defined hereinafter.
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     NOW,  THEREFORE,  in  consideration  of the mutual  promises and  covenants herein contained, the grant by Licensor of this Operating Agreement and the payment by Licensee of the participation fees provided in Paragraph 9 hereof, it is agreed by and between the parties hereto as follows:

                                GRANT OF LICENSE

Licensor's     1.   Licensor  hereby  grants  to  Licensee,  subject  to all the
Grant to            terms,  conditions  and  provisions  hereof,  the  right and
License             license to:

                    1.1  Establish  and  operate a retail  store  under the name
                         "Dairy   Queen"  at  I-40 and  Rio  Puerco  (exit  140)
                         Albuquerque, New Mexico 87005

                         hereinafter referred to as the "Authorized Location" (provided, however, in the event an Authorized Location is not designated on the date hereof, and such location is not designated herein by Licensor within ninety (90) days after such date, this Agreement shall become null and void and all deposit is including the franchise fee shall be returned to Licensee).

                    1.2 Use at the Authorized Location the trademark on and in association with sale of all uniform and approved products and services as American may authorize from time to time, with all approved sales promotion programs relative thereto.

                    1.3  Use  at  the   Authorized   Location   the  on  and  in
                         association with the uniform equipment, supplies, and ingredients for the products approved by American.

                    1.4 Employ in the business of said store the merchandising, advertising, promotion and business methods and techniques developed, adopted and approved by American.

Acceptance     2.   Licensee  hereby  accepts the above  license  from  Licensor
by Licensee         subject to all the terms, by Licensee provisions

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                    and  conditions  hereof and agrees that Licensee shall cause to have a "Dairy Queen" store established within 180 days of the date hereof (unless an extension of time is expressly
                    authorized   in  writing  by   Licensor),   and   thereafter
                    maintained and operated at the Authorized Location, under Licencee's active and continuous supervision and management
                    and  upon  the  standards  hereinafter  provided.   Licensee
                    further expressly acknowledges and agrees:

                    2.1 American is the owner of all right, title and interest in and to the trademark, and the good will attributable thereto of the business in connection with which said Trademarks have been, and are and will be used at the Authorized Location. Licensor is the licensee of the right to use the Trademarks in the territory which includes the Authorized Location. Specifically, but without limiting the foregoing, Licensee disclaims any and all right, title and interest in or to the Trademarks and to the good will associated with the Trademarks of the "Dairy Queen" retail store at the Authorized Location and acknowledges and agrees that all such good will is the exclusive property of American.

                    2.2 The trademarks are valuable property rights owned by American.

                    2.3 The trademarks shall be used only in connection with such products and services as may be approved or specified by American and shall at all times be used only in a manner approved by American.

                    2.4  Licensee's   rights  to  the  use  of   trademarks   is
                         specifically   limited  to   Licensee's   retail  store
                         operation at Authorized Location.

                    2.5 Licensee shall use no other trademarks, trade names or service marks in said business except those authorized by American and as set forth in Appendix A except by the prior written consent of American.

                    2.6 Licensee shall not use the words "Dairy Queen" as a part of its corporate or business name unless first approved in writing by American, and shall use only the word "Dairy Queen" (and no other words whatsoever) as the trade name on the store from which the said products and services are sold. In the event American does approve the use of the words "Dairy Queen", or any of the Trademarks, as a part of Licensee's corporate or business name Licensee shall cause such name to be changed so as to eliminate those works and Trademarks from the

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                         name within  thirty  (30)  days  after  termination  of
                         this Agreement.

                    2.7 Licensee shall adopt and follow in good faith the systems, programs and methods prescribed by Licensor for Licensee's retail operation in accordance with this Operating Agreement.

                    2.8 Neither Licensee nor any person owning an interest directly or indirectly in Licensee shall directly or indirectly operate or permit to be operated or hold any interest (other then 1% or less of any outstanding stock or debt of any class of any public company) in any restaurant or fast-food business other than a Stuckey's Pecan Shoppe or its affiliates at the time of signing or one authorized by this Agreement without the prior written consent of Licensor.

                                      TERM

Term           3.   The License  granted herein shall continue until  terminated by Licensee, with or without cause, on sixty (60) days prior written notice to Licensor, or until otherwise terminated by
                    either   Licensee  or  Licensor  in   accordance   with  the
                    provisions of this Agreement.

                      TRADEMARK STANDARDS AND REQUIREMENTS

General        4.   Licensee agrees that nothing in this agreement gives him the
Declarations        right to use the Trademarks except the right to use the same under the terms and conditions of this Agreement and that Licensee's use there of injures to the benefit of American.
                    Specifically, but without limiting the foregoing, Licensee acknowledges and agrees that American has the right and may distribute for its own account products identified by the Trademarks through not only "Dairy Queen" retail stores but through any other distribution method which may from time to time be established.

Use of              4.1  Licensee  shall  confine his use the  trademarks to the
Trademarks               sales promotion programs, sale of products and services
                         which  shall  in  quality,   mode  and   conditions  of
                         manufacture and sale, comply with such standards as are
                         established  or  approved  by  American.  In  order  to
                         promote and protect the  business  interests of each of
                         the parties,  the value of the "Dairy  Queen"  business
                         and the  business  interests of other  persons  engaged
                         therein,  uniformity  shall be  maintained in the type,
                         standard and quality of stores, equipment, supplies and
                         ingredients   used  therein,   and  the  conditions  of
                         preparation and the procedures employed in the sale of said products and services.

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Acknowledge         4.2  Licensee agrees that the provisions,  restrictions  and
of                       controls  provided in this Operating  Agreement are all
Necessity of             necessary,  reasonable  and desirable for such purposes
Uniformity               and that Licensee's said business shall be conducted in
                         accordance with American's  uniform  requirements  with
                         respect    to    quality,    production,    appearance,
                         cleanliness,  service,  merchandising  and  advertising
                         standards.   Licensee   acknowledges  and  agrees  that
                         substantial   uniformity   in   facilities,   products,
                         services and operations are essential to the conduct of
                         a  system  such  as  the  "Dairy  Queen"  system,   and
                         therefore   further   agrees  to  honor  and  implement
                         recommendations of American and Licensor directed to enhancing and furthering such uniformity.

Equipment           4.3  Licensee  agrees to purchase and use, in the  operation
and Supplies             of  Licensee's   "Dairy   Queen"  retail  store,   only
                         equipment, supplies, ingredients and services which are
                         approved  by American or by  Licensor.  Nothing  herein
                         shall   be   constructed   as  an   attempt   to  limit
                         unreasonably   the  sources  from  which  Licensee  may
                         procure equipment,  supplies,  ingredients or services.
                         Rather,  it is the  intention  of the parties that such
                         items    conform   to    American's    standards    and
                         specifications  of consistent  quality and  uniformity.
                         Nothing  contained  herein  shall be deemed to  require
                         Licensor to approve an  inordinate  number of suppliers
                         of a given  item or  service  w3hich in the  reasonable
                         judgment  of  American  or  licensor  would  result  in
                         licensees   or   prevent   effective   and   economical
                         supervision of suppliers by approval of additional suppliers shall be in writing and shall contain such information as American and Licensor may reasonably request. American and Licensor reserve the right to charge back to Licensee or the proposed supplier all reasonable expenses incurred in considering requests for approval.

Approved            4.4  Complete  and  detailed  uniformity  under many varying
Adaptations              conditions   may  not  be  possible  or  practical  and
                         Licensor   reserves   the  right  and   privilege,   at
                         American's  sole discretion and as American may deem in
                         the best  interests  of all  concerned  in any specific
                         instance,  to  accommodate  special needs of Licensee's
                         Authorized  Site or that of any other like based on the
                         peculiar  site  or  location,  density  of  population,
                         business potential,  population of trade area, existing
                         business  practices,  requirements of local law, or any
                         other   condition   which   Licensor  deems  to  be  of
                         importance to the successful operation of a like business.

Litigation          4.5  In the event that any person,  firm or company,  who is not a licensee or franchisee of American or Licensor, uses or infringes upon the Trademarks, American shall control all litigation and shall be the sole judge as to whether or not suit shall be instituted or other action taken.

Notice of           4.6  Licensor  and  American   hereby  advise  Licensee  the
Potential                licensor,  American  and  /or  affiliates  of  American
American and/or          and/or Licensor may from time to time make available to
Licensor Profit          Licensee  goods,  products  and/or  services for use in
                         Licensee's "Dairy Queen" retail store in respect to the
                         sale or provision of which  Licensor,  American  and/or
                         affiliates  of  American  and/or  Licensor  may  make a
                         profit.   Licensor   further   advises   Licensee  that
                         Licensor, American and/or affiliates of American and/or
                         Licensor may from time to time receive consideration from suppliers and /or manufactures in consideration of such services provided or rights licensed to such persons by American, Licensor or their respective affiliates.

                       FACILITY STANDARDS AND MAINTENANCE

               5. The following provisions and conditions shall control with respect to Licensee's Authorized Location and retail store:

Store Facility      5.1  Licensee agrees that the retail store shall constructed and equipped in accordance  with  American's  currently
                         approved  specifications  and  standards  in respect to
                         building,  equipment,   inventory,  signage,  fixtures,
                         location and design and accessory features.

Future              5.2  Any    replacement,    reconstruction,    addition   or
Alteration               modification in building,  equipment or signage,  to be
                         made  hereafter,  whether at the request of Licensee or
                         of Licensor,  shall be made in accordance  with written
                         specifications   approved  by  Licensor  or   American.
                         Licensor and American shall not unreasonably withhold such approval.

Maintenance         5.3  The  building,  equipment  and signage  employed in the conduct of Licensee's  business  shall be maintained in
                         accordance with an annual  maintenance list prepared by
                         Licensor  and based upon  periodic  inspections  of the
                         premises by Licensor's representatives. Within a period
                         of ninety  (90) days after the  receipt of such  annual
                         maintenance  list,  Licensee  shall effect the items of
                         maintenance  reasonably  provided therein including the
                         repair of  defective  items and/or the  replacement  of
                         unrepairable   or  obsolete   items  of  equipment  and
                         signage. Routine maintenance shall be conducted in accordance with general schedules published by Licensor or American and made available to Licensee. -6-

Relocation          5.4  Should it become necessary, on account of condemnation,
                         sale,   or  other  cause,   including   expiration   or
                         cancellation of lease or rental  contract,  to relocate
                         said store,  Licensor shall grant Licensee authority to
                         do so within a radius of 1,000 yards of the  Authorized
                         Location,  provided the new site is  reasonably  suited
                         for a "Dairy  Queen"  retail store in  accordance  with
                         Licensor's standards for store sites, does not infringe
                         on rights of another  licensee,  is reasonably  distant
                         from other "Dairy  Queen"  retail  stores,  and the new
                         retail  store is  constructed,  equipped and opened for
                         business in  accordance  with the current  standards of
                         American   at  that   time   within   one  year   after
                         discontinuing operation of a "Dairy Queen" retail store at the previous Authorized Location.

                    5.5 Each and every transfer as provided in Paragraph 9.10 hereof shall be expressly conditioned upon Licensee promptly performing and effecting such items of modernization and/or replacement of building, equipment, and signage as may be necessary to permit the same to conform to the standards then prescribed by American for similarly situated store operations. Licensee recognizes and acknowledges that the requirements of this paragraph 5.5 are both reasonable and necessary to insure continued public acceptance and patronage and to avoid deterioration or obsolescence in the business conducted hereunder.

               PRODUCTS AND OPERATIONS STANDARDS AND REQUIREMENTS

               6. The following provisions shall control with respect to products and operations:

                    6.1 Licensee's business shall be confined to the preparation and sale of only such products as from time to time are designated or approved by American for sale by Licensees which are parties to this form of
                         Operating Agreement. The premises upon which said business is operated shall not be used for any other business and there shall not be sold or offered for sale therefrom any other product or service (excepting the preparation, storage and sale of Permitted Products) without the written consent of American. Specifically, but without limiting the foregoing, alcoholic or intoxicating beverages shall not be sold or offered for sale or otherwise handled upon said premises.

Approved Menu       6.2  Attached hereto as Appendix B is the currently approved menu for Licensee's retail store. American may from time to time make reasonable modifications to said approved menu provided said modifications are made in respect to all licensees which have this form of Operating Agreement and are located in similar areas of the country. In addition, Licensee may from time to time request variation from the currently approved menu. Such variations shall only be made with the written consent of the American.

Authorized          6.1  Licensee  shall use in preparing  products only such as
Ingredients,             are specified by American and in such  portions,  sizes
Formulas,                and appearance and packaging as set forth in American's
Supplies,                most current "Store Management  Operations  Manual" and
Preparation;             "products  preparation  charts".  Copies of the current
Subject to Change        "Store  management  Operations  Manual"  and  "products
by American              preparation Preparation;  Subject to Change by American
                         charts"  have been  supplied  to  Licensee  by Licensor
                         temporaneously   with   execution  of  this   Operating
                         Agreement.  Licensee acknowledges and agrees that these
                         may be changed  from time to time by American  and that
                         Licensee is obligated to conform to the requirements as
                         so  changed  from  time to time.  All  other  supplies,
                         including  cones,  cups,  containers,  eating utensils,
                         napkins,  and all other customer  service  materials of
                         all description and types,  shall meet the standards of
                         uniformity  and quality as now or hereafter  reasonably
                         set by American. Licensee shall be furnished with lists
                         of  approved  equipment,   supplies,   ingredients  and
                         services.

Serving and         6.4  All sales  promotional  material,  customer  "goodwill"
Promotion Items          items, cartons,  containers,  wrappers and paper goods,
                         eating and serving utensils, customer convenience items
                         (including    napkins,    baby   bibs,   and   disposal
                         containers), used in the sales promotion, sale and distribution of all products covered by this Operating
                         Agreement shall, where practicable, contain one or more
                         Trademarks and indicate that it is produced and sold under authority of American and shall be subject to approval by Licensor or American before being used.

Maintenance         6.5  Licensee's   said   business   shall  be  operated  and
and Sanitation           maintained at all times in compliance  with any and all
                         reasonable health and sanitary standards prescribed by American or by governmental authority. In addition to complying with such standards, if such store shall be subject to any sanitary or health inspection by any governmental authorities under which it may be rated in one or more than one classification, it shall be maintained and operated so as to be rated in the highest available health and sanitary classification with respect to each governmental agency inspecting the same.

Inspection and      6.6  American,  Licensor  or its  authorized  representative
Recommendation           shall  have  the  right  from  time to  time  to  enter
                         Licensee's  store at all  reasonable  times  during the
                         business  day  for  the  purpose  of  making   periodic
                         inspections  to ascertain if all the provisions of this
                         Operating Agreement are being observed by Licensee
                         and to inspect Licensee's said store, lands, equipment,
                         and  to  test,   sample  and  inspect   his   supplies,
                         ingredients   and  products,  as   well   as   storage,
                         preparation and formulation thereof and  the conditions
                         of   sanitation   and   cleanliness   in  the  storage,
                         production, handling and serving thereof.

Period of           6.7  Whenever  it  shall  appear  in  Licensor's  reasonable
Operation                judgment  that  Licensee's  said  business is not being
                         operated in compliance  with the  requirements  hereof,
                         that the volume of business  being done is not equal to
                         the  average  volume  of  other  businesses   similarly
                         situated, or that the business is not being operated profitably or efficiently, Licensor, at Licensor's option: Period of Operation 6.7 Licensee's store shall be opened to the public and operated twelve months per year and at least twelve hours each day of the year.
                         Any variance from this provision must be authorized in writing by Licensor Acts of God, war, strikes or riots preventing Licensee from temporarily complying with the foregoing shall to that extent suspend compliance therewith.

Notice of           6.8  Licensee acknowledges that he is aware of the fact that
Existence of             present  licensees  of Licensor  and  American  operate
Different Forms          under a number of different forms of agreement and that
of  License              consequently  Licensor's and American's obligations and
Agreements               rights in  respect  to their  respective  licenses  may
                         differ materially in certain instances.

                       PERSONNEL AND SUPERVISION STANDARDS

               7. The following provisions and conditions shall control with respect to personnel, training and supervision:

Management          7.1  Licensee   shall  adopt  and  use  as  his   continuing
System                   operational   routine  the   standard   "Dairy   Queen"
                         management system as well as American's  standards with
                         respect to product preparation, merchandising, employee
                         recruitment   and  training,   equipment  and  facility
                         maintenance and sanitation. From time to time American will revise these programs to meet changing conditions of retail operation in the best interest of "Dairy
                         Queen" retail stores, and Licensee shall adopt and implement any such changes.

Training            7.2  Licensee   shall,   at   Licensee's   expense,   attend
                         American's  store  management  training  program,  at a
                         place  to be  designated  by  American,  prior  to  the
                         opening  of  Licensee's  store.  In the event  Licensee
                         fails  to  complete  such  training  to the  reasonable
                         satisfaction  of American  or  Licensor,  Licensor  may
                         within  thirty  (30)  days   thereafter   declare  this
                         Agreement   null  and  void   whereupon   all  deposits
                         including the franchise fee shall be returned to Licensee. If during the term hereof Licensee operates said store with a manager other than himself, Licensee shall, at Licensee's expense, cause such person to attend and successfully complete such training program.

Staffing            7.3  Licensee shall hire and supervise efficient, competent, sober and  courteous  operators  and  employees for the
                         operation  of the business and set and pay their wages,
                         commissions and incentives  with no liability  therefor
                         on American or Licensor. Licensee shall require all his
                         employees  to  work  in  clean  uniforms   approved  by
                         Licensor but furnished at the cost of Licensee or his employees as

Internal            7.4  Licensor shall provide or make available to Licensee an
Training                 in-store  training  program  for all  store  employees.
Program                  Licensee  shall  train and  periodically  re-train  all
                         store employees using the training aids made available by Licensor. From time to time, American will revise such training materials and aids and it or Licensor make the same available to Licensee for purchase.

Attendance at       7.5  Licensee,   or  manager  of  Licensee,   at  Licensee's
Meetings                 expense,  shall attend at least one national,  regional
                         or approved local marketing area meeting each year which Licensor and/or American originates for and on behalf of "Dairy Queen" operators to set forth new methods and programs in store operation, training, management, sales and sale promotion programs. Licensor further strongly recommends that key employees of Licensee also attend such meetings.

                            SALES PROMOTION PROGRAMS

Sales Promotion     8.1  Licensor and Licensee, together with other licensees of
Programs and             American,   shall  cooperate  in  the  sales  promotion
Payment to               programs of approved  products.  To this end,  American
American of              has reserved the right to establish and organize  sales
Expenses for             promotion  programs  from  time  to time  and  Licensee
Administering            agrees to pay to Licensor for  remittance to American a
Same                     sales  promotion  program fee as set forth in Paragraph
                         9.1  hereof.  Licensee  acknowledges  and  agrees  that
                         American  has had in the past,  and shall in the future
                         have, the discretion to determine expenditures of funds
                         collected in respect to sales promotion programs and as
                         to the  selection  of  the  promotional  materials  and
                         programs   for  which  said   expenditures   are  made,
                         provided,  however,  that  American  shall  make a good
                         faith  effort to expend such funds in the general  best
                         interest   of   participating    licensees.    Licensee
                         acknowledges  and agrees that  American may  compensate
                         itself  and/or  its   affiliates  for  the  expense  of
                         administering such sales promotion programs. Licensor shall advise Licensee annually of American's expenses in administering said sales promotion programs.

Sales Promotion     8.2  Licensee shall only use such sales promotion program or
Materials                other advertising materials as are furnished,  approved
                         or  made  available  by  or  through   American.   Said
                         materials shall be used only in a manner prescribed by American. American shall not unreasonably withhold approval of any reasonable sales promotion materials.

Yellow Pages        8.3  Licensee   shall,   if requested   by  Licensor,   list
                         separately,  or participate in a listing, in the Yellow
                         Pages of his local telephone directory containing such copy as may reasonably be specified by Licensor. The cost of such listing shall be paid by Licensee, or by Licensee and other participating licensees in the case of a joint listing. Licensor shall not specify an unreasonably expensive listing.

                    FEES, REPORTING AND FINANCIAL MANAGEMENT

Service,  Set-up,   9.1  Licensee  shall pay to Licensor as a service and set-up
Franchise,               fee  $3,000  of which  $3,000  has been  paid  upon the
License and              execution of this  Agreement and a balance of $ zero is
Sales Promotion          payable  in  accordance  with the terms of  Appendix  C
Program Fees             attached  hereto.   Said  service  and  set-up  fee  is
                         intended  to  compensate   Licensor  for  its  expenses
                         incurred,  and services  rendered in  establishing  and
                         setting up Licensee's initial operation. In addition to
                         said  service and set-up  fee,  during the full term of
                         this Operating  Agreement,  and in consideration of the
                         rights  granted   hereunder,   Licensee  shall  pay  to
                         Licensor  as  license  fee in  respect  to  the  rights
                         granted  herein a sums equal to those  specified on the
                         schedule addendum to this paragraph,  all of which sums
                         are based on gross  retail  sales,  exclusive of retail
                         sales taxes, of all products,  goods and wares of every
                         kind and nature sold from,  or in  connection  with the
                         operation  of,  Licensee's  "Dairy Queen" retail store,
                         including,  but without  limiting the generality of the
                         foregoing,   sales  of  all  products  of  any  of  the
                         Trademarks as well as sales of other merchandise whether or not identified by other brand names and which may be authorized for sale by American or Licensor from time to time; provided, notwithstanding the foregoing, that no such continuing license fee shall be payable with respect to sales of Permitted
                         Products. In addition, mittance to American a sales promotion fee to be expended in accordance with the provisions of Paragraph 8.1. The sales promotion fee shall be a sum equal to not less than 3% nor more than 5% of Licensee's gross retail sales net of sales taxes
                         (excluding sales of Permitted Products). Licensor shall determine and notify Licensee of the exact percentage prior to the first day of each fiscal year of Licensor
                         (except no notification will be given with respect to any year for which the percentage is to be unchanged from the preceding year). Such percentage shall be the same as that to be employed during such succeeding year by the majority of "Dairy Queen" licensees within the marketing area as determined by American within which Licensee's store is located.

Computations        9.2  All amount due and owing hereunder shall be computed at
and Remittances          the end of each month's  operation and  remittance  for
                         the same shall be made to Licensor on or before the tenth day of the following month accompanied by the reports provided for in Paragraph 9.4 hereof. The computation of said amounts shall be certified and sworn to by Licensee in the manner specified by Licensor and Licensee shall supply to Licensor such supporting or supplementary materials as Licensor may reasonably require to verify the accuracy of such remittances.

Surcharge           9.3  At Licensor's  option, Licensor  may require  Method of
Method of                Licensee to pay to suppliers of mix, meat Precollection
Precollection            and other products and ingredients  used in the conduct
                         of the  business  a  surcharge  on all  units  of  such
                         commodities purchased by Licensee. Said surcharge shall
                         be paid to such  supplier  by  Licensee  at the time of
                         purchase of such  commodities.  Said surcharge shall be
                         established  by Licensor at a reasonable  rate so as to
                         approximate   the  amount  of  license  fee  and  sales
                         promotion  fee which will be payable by Licensee.  Said
                         surcharge  shall be paid to said  supplier or suppliers
                         for the account of Licensor, the same to be regarded by
                         the  parties  as a  method  of  precollection  of  said
                         license  and  sales  promotion  fees.  The  amounts  so
                         collected  shall be credited  by  Licensor  against the
                         license and sales  promotion  fees due from Licensee to
                         Licensor  at  the  end  of  each  month's   operations.
                         Licensor  shall  submit to  Licensee  on a  monthly  or
                         quarterly  basis a  reconciliation  of said license and
                         sales  promotion fees account setting forth the credits
                         to  Licensee's  account by reason of amounts  collected
                         for  Licensor  by  suppliers  by way  of the  aforesaid
                         surcharge  method.  In the event Licensee shall fail to
                         submit  reports  in  accordance   with  Paragraph  9.4,
                         Licensor may make said reconciliation of amounts due in
                         conformance  with its best judgment with regard to said
                         amounts  due and  same  shall be  conclusive  as to the
                         amounts due  Licensor  from  Licensee  unless  within a
                         period  of  ten  (10)  days   after   mailing  of  said
                         reconciliation   to  Licensee  by  Licensor,   Licensee
                         provides evidence in a form satisfactory to Licensor of the correct amounts due.

                         Licensee shall pay such amounts, if any, determined to be owed pursuant to Licensor's reconciliation within ten (10) days after a mailing of notice to Licensee by Licensor. If Licensor determines that Licensee has overpaid license or sales promotion fees on the surcharge basis, Licensor shall remit to Licensee an amount equal to the excess fees collected at the time the monthly or quarterly reconciliation is provided Licensee.

Reports and         9.4  Licensee  shall keep true  records  from which all sums
Record                   payable  under this  Agreement and the dates of accrual
                         thereof may be readily determined.  Licensee shall make
                         written  reports to  Licensor  in such form as Licensor
                         may from time to time  prescribe  within  fourteen (14)
                         days after the end of each  month's  operation  setting
                         forth the amount of gross sales of all  products  from,
                         or in connection  with the operation of, said store and
                         the business  thereof during said month. In addition to
                         the   foregoing,   and  in   addition   to  such  other
                         information  as Licensor may from time to time require,
                         said  monthly  report  shall  accurately  set forth the
                         total  number of  gallons of mix,  the total  number of
                         pounds  of  meat,  and  the  quantity  of  other  basic
                         commodities used during said month and the sources from
                         which  said  mix,  meat  and  other   commodities  were
                         purchased   together  with  a  complete   statement  of
                         Licensee's  cost of  labor,  utilities,  rent  and each
                         other  cost  of  operation.  For  the  purpose  of said
                         reports  the date of use of such  mix,  meat and  other
                         commodities  shall be deemed to be the date of  receipt
                         at the  store.  Licensor,  American  or the  authorized
                         representative  of either  shall  have the right at all
                         times  during  the  business  day to  enter  Licensee's
                         premises where books and records relative to said store
                         are kept, and to inspect, copy and audit such books and
                         records. In the event that any such inspection or audit
                         reveals a variance of 3% or more from data  reported to
                         Licensor or  American,  in addition to any other rights
                         it may have,  Licensor  or American  may  conduct  such
                         further   periodic   audits   and/or   inspections   of
                         Licensee's  books and  records as it  reasonably  deems
                         necessary  for  up to  one  year  thereafter  and  such
                         further   audits   and/or   inspections   shall  be  at
                         Licensee's sole expense including without limitation reasonable professional fees, travel and room and board expenses directly related thereto.

Financial           9.5  Licensee  agrees to employ sound  financial  management
Planning and             practices  in  connection  with the  operation  of said
Management               business  and to that end  Licensee  shall  maintain on
                         forms approved or provided by Licensor or American
                         a  monthly  profit  plan,  a  monthly  profit  and loss
                         statement  and  a  monthly  balance  sheet   accurately
                         reflecting   the   operations  and  condition  of  said
                         business. In addition to the foregoing,  Licensee shall
                         employ such methods of record keeping,  bookkeeping and
                         reporting   as   Licensor   shall  from  time  to  time
                         reasonably require and copies of all monthly profit plans, profit and loss statements, sales summaries and breakdowns for the preceding month shall be forwarded to Licensor on or before the fourteenth day of the following month.

Payment             9.6  Licensee  agrees to pay  promptly,  when due, all taxes
of Debts                 and  assessments  that  may be  assessed  against  said
                         premises  or  the   equipment   or  supplies   used  in
                         connection with Licensee's business, all liens and encumbrances of every kind and character created or placed upon or against any of said property and all accounts and other indebtedness of every kind incurred by Licensee in the conduct of said business. In the event Licensee should default in making any such payment, Licensor shall be authorized but not required, to pay the same on Licensee's behalf and Licensee's covenants promptly to reimburse Licensor on demand for any such payment. to Licensor by the same arise this Paragraph vision of this interest at 12% per Any and all amounts owing Licensee hereunder, whether under the provisions of 9.6 or under any other Agreement, shall bear interannum or the maximum rate permitted by law, whichever is less, from and after the date of accrual thereof.

Timely              9.7  The default by  Licensee  in the timely  payment of any
Payment                  indebtedness  owing to Licensor and/or American,  or to
                         any affiliates of Licensor and/or American, or the default by Licensee in the payment of any indebtedness of Licensee

Insolvency,         9.8  In the event that  Licensee  be declared  insolvent  or
Etc.                     bankrupt, or in the event a receiver is appointed, this
                         Operation Agreement shall automatically terminate as of the date of such declaration or appointment.

Liability and       9.9  Licensee  hereby  waives  all claims  against  Licensor
Insurance                and/or  American for damages to property or injuries to
                         persons  arising  out of the  operation  of  Licensee's
                         business,   and  Licensee  shall   indemnify  and  save
                         Licensor  and/or  American  and/or  the  affiliates  of
                         either harmless of and from
                         any damage or injury to  property  or  persons  arising
                         from  or in  connection  with  the  operation  of  said
                         business or the  consumption  of the  product  thereof.
                         Licensee  further  agrees to purchase  and  maintain in
                         full  force  and   effect   during  the  term  of  this
                         Agreement,   at  Licensee's  sole  expense,   liability
                         insurance in an aggregate amount not less than $300,000
                         insuring Licensee, Licensor and American from li4 ability for any and all such damage or injury and Licensee further agrees to deliver to Licensor a proper certificate evidencing the existence of such insurance coverage and Licensee's compliance with the provisions of this paragraph and which provides that Licensor and American will be given thirty (30) days prior written notice of material change, termination or cancellation of the policy. Said insurance coverage shall commence as of the date Licensee commences operating a "Dairy
                         Queen"  retail  store or as of the date the  Authorized
                         Location is first identified as a site on which a "Dairy Queen" retail store will be operated, whichever shall first occur.

Assignment and      9.10 Licensee agrees not to transfer, assign or alienate his
Transfer interest herein or hereunder in whole or in part without the prior written consent of Licensor, which consent shall not be withheld unreasonably, but Licensor may insist that any proposed assignment be an assignment of all of Licensee's interest hereunder and that any proposed assignee, be a person, in Licensor's reasonable judgment, qualified to provide active supervision over the operation of said store in compliance with Licensee's obligations hereunder and who has sufficient net worth and sources of capital which meet Licensor's then current requirements for a store operation of the type contemplated by this form of agreement. In the event Licensee's said interest should be so transferred or assigned, Licensee shall pay to Licensor contemporaneously therewith the sum of One Thousand Five Hundred Dollars ($1,500), or an amount equal to one-half of the license fees paid or payable by Licensee in respect of operations in the twelve (12) months ending with the month prior to the month in which the assignment is approved, whichever is the greater amount, as a fee for the preparation of a new Operating Agreement in assignee's name, for Licensor's assistance in reset-up of the retail store and for any and all other expenses incurred and services rendered by Licensor in effecting said transfer. In the event of any such assignment, the assignee, as a condition of Licensor approving such assignment, must attend and to the reasonable satisfaction of Licensor successfully complete, at assignee's expense, American's training program at American's training center. In the event Licensee is a corporation, partnership or other entity, any transfer or transfers of stock (or other form of ownership interest) constituting in the aggregate a controlling interest in Licensee shall be subject to the consent, transfer fee and all other applicable provisions of this Agreement. Licensor may withhold its consent to any proposed transfer until all amounts owed by Licensee to Licensor, American, the affiliates or subsidiaries of either and approved "Dairy Queen" suppliers have been paid in full.

Offsets             9.11 Licensee  waives any and all existing and future claims and offsets against any amounts due hereunder, which amounts shall be paid when due.

                               CONTRACT VIOLATION

Remedies,      10.  In the  event of any  dispute  between  the  parties  hereto
Arbitration         arising under,  out of, in connection with or in relation to this Agreement, said dispute shall be submitted by the parties to binding arbitration in accordance with the Rules and Procedures and under the auspices of the American
                    Arbitration Association. The arbitration shall take place at the capital of the state of the Authorized Location of Licensee or at such other place as may be mutually agreeable to the parties. The decision of the arbitrators shall be finally, and binding on all parties. Notwithstanding the foregoing, Licensee recognizes that his "Dairy Queen" store is one of a large number of stores similarly situated and selling to the public similar products, and hence the failure on the part of a single licensee to comply with the terms of his Operating Agreement could cause irreparable damage to Licensor, American and/or to some or all other
                    "Dairy Queen" licensees. Therefore, it is mutually agreed that in the event of a breach or threatened breach of any of the terms of this Operating Agreement by Licensee, Licensor shall forthwith be entitled to an injunction restraining such breach and/or to a decree of specific performance without having to show or prove any actual damage, together with recovery of reasonable attorney's fees and other costs incurred in obtaining said equitable relief, until such time as a final and binding determination is made by the arbitrators. The foregoing equitable remedy shall be in addition to, and not in lieu of, all other remedies and rights which Licensor might otherwise have by virtue of any breach of this Agreement by Licensee.

Breach of           10.1 Licensee  shall be in  default  hereunder  if  Licensor
Contract determines that Licensee has made any false report to Licensor, or has failed to pay when due any amounts owed to Licensor, or has in Licensor's judgment in any other way breached any of the terms of this Agreement, including but not limited to, failing to submit required reports, failing to meet any requirements or specification established with respect to product quality, physical property, conditions or equipment or materials used, products manufactured, menu or use of approved products, packages or promotional materials. Failure of Licensee to pay to Licensor any past due amount owed within fourteen (14) days of Licensor's written notice of default therein shall be construed as Licensee's voluntary abandonment of this Agreement and the franchised business hereunder operated.

                    10.2 Except as hereinafter provided,  failure of Licensee to cure a default by Licensee  hereunder  within  fourteen
                         (14) days from the date of a written notice of default mailed or delivered to Licensee, which notice states such default, shall give Licensor good cause to terminate this Agreement. Termination shall be accomplished by mailing or delivering to Licensee written notice of termination, which notice shall state the grounds therefore and shall be effective (i) immediately in any case of voluntary abandonment of this Agreement by Licensee of conviction of Licensee of an offense directly related to the business conducted hereunder; or (ii) sixty (60) days after the date of such notice of termination in all other cases; provided, however, that notwithstanding any other provision of this Paragraph 10, this Agreement may be terminated immediately upon failure of Licensee to cure within twenty-four (24) hours of notice thereof any default under this Agreement which materially impairs the good will associated with any of the Trademarks. In addition to the foregoing, this Agreement may be terminated by Licensor upon any ground or by any period of notice as may be permitted from time to time by applicable law or regulation. Any notice of default of termination shall be personally delivered or be mailed by certified or registered mail, return receipt requested, postage prepaid.

Land, Building      10.3 Subject to the provisions of Paragraph 5.4 hereof,  any
Lease, or Failure        failure to  rebuild or repair and reopen for  operation
to Reopen                Licensee's  destroyed  or damaged  store or store whose
                         lease has been terminated or not renewed within one year of the date of occurrence of such termination, destruction or damage, shall automatically terminate this Operating Agreement.

                               TERMINATION RIGHTS

               11.  Upon the termination of this Operating Agreement:


Reverse of          11.1 All rights to the use of the  Trademarks  and the right
Trademark                and license to conduct said business at the  Authorized
Rights                   Location  shall revert to Licensor  and Licensee  shall
                         immediately cease all use of the Trademarks and pay all monies due at said date. Licensee shall promptly and at his own expense remove or obliterate all store signage and displays furnished to Licensee by Licensor and shall remove or obliterate and thereafter discontinue all use of any signage or displays at the Authorized
                         Location or in his possession bearing any of the Trademarks or names or material confusingly similar to any of the Trademarks.

                    11.2 All right,  title and  interest  of  Licensee in and to this Operating Agreement shall become the property of Licensor.

Purchase            11.3 Licensor shall haverthesfirst option to purchase any or all equipment, fixtures, furnishings or supplies, of whatever kind, owned by Licensee and used by him in the production of the "Dairy Queen" product, or any of the other approved products under any of the Trademarks hereunder at a price determined by a qualified appraiser selected with the consent of both parties. if the parties cannot agree upon the selection of such an appraiser he shall be appointed by a Judge of the United States District Court of Licensee's Authorized Location upon petition of either party. Said option to purchase may be exercised by Licensor at any time within thirty (30) days from the date of such termination or within thirty (30) days after the date of the receipt by Licensor of the appraiser's determination, whichever shall be the later date, and shall not be impaired or terminated by the attempted sale or other transfer of any such equipment or supplies by Licensee to a third party- Upon the exercise of such option and tender of payment for any such equipment or supplies, Licensee agrees to sell and deliver the same to Licensor free and clear of all encumbrances, and to execute and deliver to Licensor a bill of sale therefore.

Non-Compete         11.4 Licensee shall notndirectly or indirectly engage in any competitive business within 2,000 yards of the Authorized Location for a period of one year after said date of termination of this Agreement except through a Stuckey's Pecan Shoppe or an affiliate in operation at the time of signing.

                               PERMITTED PRODUCTS

               12. It is mutually understood and agreed that the store facilities and operations of Licensee hereunder may include in addition to "Dairy Queen" or "Dairy Queen/Brazier" food and beverage service the sale of various other products not identified or designated by Company's Trademarks, including, but not limited to, motor vehicle fuel, oil and related automotive products, souvenir-type products, tobacco products, sundries, and packaged food products not intended for consumption on the premises where sold and which are not competitive with food and beverage products identified or designated by the Trademarks (all of said products collectively referred to in this Agreement as "Permitted Products"). In order to prevent public confusion, preserve and protect the Trademarks and establish the principles which shall govern Licensee's sale of Permitted Products and usage of the Trademarks, the parties agree that notwithstanding any provision of this or any other Agreement to the contrary, the following provisions shall control with regard to Permitted Products:

                    12.1 Licensee may sell Permitted  Products from its licensed store. Licensee may use in the business operated hereunder in the manner and to the extent permitted by this Agreement marks and names identifying Permitted Products.

                    12.2 The  Trademarks  shall not under any  circumstances  be used to identify or designate Permitted Products or any other product(s) for which use of the Trademarks has not been specifically authorized by American. Permitted Products shall be sold only from physical facilities (such as a different area, room or building) which are clearly distinct and apart from the "Dairy Queen" retail store.

                    12.3 No  product   shall  be  sold  from  any  part  of  any
                         sublicensed store's site which detracts or threatens to detract from the reputation or goodwill of the "Dairy Queen" trade name or any of the Trademarks. Licensor shall have the right to direct Licensee to remove from the store and discontinue the sale of any product item or items which in American's good faith judgment violates the quality standard of the preceding sentence. No product shall under any circumstances be sold from the "Dairy Queen" portion of the licensed store which has not received the specific Prior approval of Licensor.

                    12.4 A building design and related facility standards, based upon American's existing design and specifications for "Dairy Queen"/ "Brazier" stores, shall be developed by mutual consultation and agreement, which shall take into account the particular requirements for a "Dairy Queen" or "Dairy Queen"/"Brazier" facility to be situated along an Interstate highway. Licensee shall comply strictly with the design and facility standards developed hereunder.

                    12.5 Notwithstanding  Paragraph  8.2  hereof,  Licensee  may employ off-site advertising media such as billboards and radio commercials, provided such advertising is approved by Licensor and American, and provided further that no such advertising shall be used which creates or fosters any confusion as to the identity, source or quality of goods identified or designated by the Trademarks. Licensor acknowledges that it may be necessary to share extant billboard space with an existing Stuckey's, Wayfara or other store, and Licensor requires that advertising for the "Dairy Queen" store be as visually and physically separate from the other advertising as is feasible.

                    12.6 Because the "Dairy Queen" store hereunder may also sell
                         Permitted Products, the parties agree that notwithstanding any other provision of this Agreement or any other contract between the parties, Licensor deems it to be necessary and desirable, to permit the following:

                             a. To allow Licensee to sell Permitted Products in conjunction with a "Dairy Queen" or "Dairy Queen"/"Brazier" store;

                             b.   To  allow  the   principal   shareholders   of
                                  Licensee and members of their immediate families to own any amount or class of stock or debt in any Stuckey's Pecan Shoppe business;

                             c. To the extent and in the manner permitted hereunder, to allow Licensee to sell and to advertise Permitted Products in conjunction with products identified or designated by the Trademarks;

                             d. Subject to Paragraph 6-1 hereof, to relieve Licensee from the obligation with respect to Permitted Products, to purchase and use equipment, supplies, ingredients and services approved by American;

                             e. To allow Licensee to construct and equip its retail store in accordance with building design and related facility standards developed under Paragraph 12.4 hereof;

                             f. To relieve Licensee: (i) from the obligation of using, in preparing or selecting Permitted Products, ingredients, formulas and supplies specified by American; (ii) from the obligation to observe, with respect to Permitted Products, the requirements relative to portions, sizes, appearance and packaging set forth in American's "Store Management Operations Manual" and "product preparation charts"; and (iii) with respect to Permitted Products, to allow the use of other supplies and customer service materials without regard to standards of uniformity and quality as are now or hereafter set by American;

                             g. To allow Licensee its principal shareholders or members of their immediate families to engage in a competitive business within 2,000 yards of the Authorized Location of the store licensed hereunder, as defined in the Operating Agreement, but only through a Stuckey's Pecan Shoppe business; and

                             h. To relieve stockholders of this corporate Licensee from the obligation of personally guarantying the obligations of Licensee under the Operating Agreement. Sale or transfer of this License to another corporation shall include the then customary guarantees required of corporations.

                               GENERAL PROVISIONS

                    13.1 In the event any one or more clauses of this  Agreement shall be held to be void or unenforceable for any reason by any court of competent jurisdiction such clause or clauses shall be deemed to be separable and of no force or effect in such jurisdiction and the remainder of this Agreement shall be deemed to be valid and in full force and effect, and the terms of this Operating Agreement shall be equitably adjusted so as to compensate the appropriate party for any consideration lost because of the elimination of such clause or clauses.

                    13.2 Any  waiver by  Licensor  of any  breach or  default by
                         Licensee shall not be deemed to be a waiver of any other or subsequent breach or default nor an estoppel to enforce its rights in the event of any other or subsequent breach.

                    13.3 This Agreement,  and the  application  form executed by
                         Licensee requesting Licensor
                         to enter into this Agreement, constitute the sole agreement between the parties with respect to the entire subject matter of this Operating Agreement and embodies all prior agreements and negotiations with respect to the "Dairy Queen" business. There are no representations of any kind except as contained herein and in the aforesaid application.

                    13.4 Except as  otherwise  provided in this  Agreement,  any notice, demand or communication provided for herein shall be in writing, signed by the party giving the same, deposited in the registered or certified United States mail, return receipt requested, postage prepaid, and;

                             a. If intended for American shall be addressed to American Dairy Queen Corporation at 5701 Green Valley Drive, Minneapolis, Minnesota, 55437;

                             b. If intended for Licensor shall be addressed to Licensor at the address hereinabove set forth;

                             C.   If intended for  Licensee,  shall be addressed
                                  to   Licensee  at  the   Authorized   Location
                                  hereinabove designated;

                         or to such other address as may have been given to the other party by notification as herein provided.

                         Notices for purposes of this Agreement shall be deemed to have been received one business day after being mailed as provided in this paragraph, or when personally delivered.

                    13.5 If Licensee consists of two or more  individuals,  such individuals shall be jointly and severally liable and references to Licensee in this Agreement shall include all such individuals. Reference to Licensee as male shall also include a female licensee, partnership or corporation or any other business entity. Headings and captions contained herein are for convenience of reference only and shall not be taken into account in construing or interpreting this Agreement.

                    13.6 Subject to the terms of  Paragraph  9.10  hereof,  this
                         Agreement  shall  be  binding  upon  and  inure  to the
                         benefit of the administrators, executors, heirs, successors and assigns of the parties.

                    13.7 This Agreement shall be effective only when approved by an officer of American and shall be governed by and interpreted in accordance with the law of the state in which the Authorized Location is Located.

                    13.8 This Agreement  shall be deemed to be amended from time to time as may be necessary to bring any of its provisions into conformity with valid applicable laws or regulations.

     IN WITNESS IVHEREOF, the parties hereto have executed the foregoing "Dairy Queen" Operating Agreement the date first above written.

                                          LICENSEE

                                          McClure Investments, Incorporated

                                          /s/ Wayne McClure, President
                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

ATTEST:

/s/ Clark Flynn
---------------------------


                                          LICENSOR

ATTEST:                                   INTERSTATE DAIRY QUEEN CORPORATION
                                          --------------------------------------

/s/ Cathy E. Campbell                     /s/ Signature Illegible
---------------------------               --------------------------------------
                                          Its President

                                          --------------------------------------


                                          APPROVED:

                                          AMERICAN DAIRY QUEEN CORPORATION

                                          By: /s/ Herman E. Nelson
                                          --------------------------------------

                                          Its          V.P.
                                          --------------------------------------

                                                                  Date: 10/30/85

                                                                  Initials:

                      SCHEDULE ADDENDUM TO PARAGRAPH 9.1 OF

                      THE "DAIRY QUEEN" OPERATING AGREEMENT

Beginning on the first day of operation as a "Dairy Queen"/"Brazier" store and continuing through the following 12 calendar months:

     1% of all "Dairy Queen"/"Brazier" sales not in excess of the "Stuckey's Pecan Shoppe" restaurant sales for the 12 calendar months preceding the date of opening as a "Dairy Queen"/ "Brazier" store (hereinafter referred to as "existing restaurant sales")

     4% of all "Dairy Queen"/"Brazier" sales in excess of the "existing restaurant sales."

Second 12 full calendar months of operation as a "Dairy Queen"/"Brazier" store:

     2% of all "Dairy Queen"/"Brazier" sales not in excess of "existing restaurant sales"

     4% of all "Dairy Queen"/"Brazier" sales in excess of "existing restaurant sales."

Third 12 full calendar months of operation as a "Dairy Queen"/"Brazier" store:

     3% of all "Dairy Queen"/"Brazier" sales not in excess of "existing restaurant sales"

     4% of all "Dairy Queen"/"Brazier" sales in excess of "existing restaurant sales."

Fourth 12 full calendar months of operation as a "Dairy Queen"/ "Brazier" store and thereafter:

     4%   of all "Dairy Queen"/"Brazier" sales.

Compute the above service fees monthly as follows:

          1. Determine total "Dairy Queen"/"Brazier" sales for the month (Sales A).

          2. Determine total "Stuckey's Pecan Shoppe" restaurant sales for the same month of the base year (Sales B).

          3. If (as in a partial first month of operation as a "DQ"/B restaurant) Sales A are less than Sales B, the service fee due for the month is *I% of Sales A (* or the applicable 2%, 3% or 4% rate as specified in the above schedule).

          4. If Sales A are more than Sales B, the service fee due for the month is

     *I% of Sales B (.1 or the applicable 2%, 3% or 4% rate as specified (*or the above schedule).

     PLUS 4% of the difference between Sales A and Sales B.